UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) November 15, 2002



                  Voyager Entertainment International, Inc.
              (Exact name of registrant as specified in charter)


North Dakota                                                       45-0420093
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification Number)

4483 West Reno Avenue
Las Vegas, Nevada                                                       89118
(Address of Principal Executive Office)                            (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)


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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS

Line of Credit

On November 15, 2002, the Company entered into a loan and security agreement with Mr. Dan Fugal an unaffiliated individual, whereby Mr. Fugal is to provide a credit facility to the Company in the form of a secured line of credit not to exceed $2.5 million. Copies of the agreements related to the line of credit have been filed as Exhibits to this Current Report. Material terms of the line of credit are as follows:

  Availability:    An  initial $500,000 has been released under the  line  of credit, with the additional $2 million conditioned  upon:
                    (i) written verification to the reasonable satisfaction of Mr. Fugal from a to be determined provider that a Credit Enhancement has been received by Residential Resources for the securitization financing being provided to the Company in the amount of $100 million; and (ii) written verification to the reasonable satisfaction of Mr. Fugal that the Company has made application for and will receive the requisite approvals, permits, variances, zoning and other permissions from the applicable governmental agencies of Clark County, State of Nevada for the construction of the Voyager Project. As of the date of this current report the Company has not made application to any agencies in Clark County for approval of its Voyager project.

  Collateral:      The  line of credit is secured by all of the assets of the
                    Company and its subsidiaries.

  Term:            Amounts  borrowed pursuant to the line of credit shall  be repaid upon the earlier of: (i) on or before February 15, 2003; (ii) when the development financing has been fully funded by Residential Resources for the Company; or (iii) when sufficient funding of development financing has been secured so the escrow funds can be released to the Company.

  Interest:        Interest  due  on the line of credit shall directly  match
                    the   amount   of  principal  borrowed  by  the   Company

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                    (currently $500,000) and will be payable in one lump  sum
                    concurrent with the repayment terms outlined above.

  Additional
  Consideration:   As  further  consideration for  the  line  of  credit  the
                    Company issued Mr. Fugal 300,000 shares of restricted common stock concurrent with the initial $500,000 draw and will issue an additional 1,200,000 restricted shares if and when another disbursement is available to the Company under the terms of the line of credit.

                   Further, Mr. Fugal was granted an assignable contract  for the development of communication technologies for the Voyager Project in an amount of not less than $250,000 and an assignable right of first refusal for the subcontracting underground utilities work for the Voyager Project at market rates.

  Finders Fees:    In  conjunction  with the receipt of the line  of  credit, the Company agreed to remunerate two finders, Kent Norton and Wade Mitchell. The finders were instrumental in introducing the Company to Mr. Fugal.

                   The   Company   issued  Mr.  Norton  250,000   shares   of
                    restricted  common  stock  concurrent  with  the  initial
                    $500,000 draw and will be issued another 1,000,000 restricted shares if and when another disbursement from the line of credit is available to the Company. Concurrent with the repayment of all funds due under the line of credit Mr. Norton will also be paid a cash fee of $100,000.

                   Mr.  Mitchell  was  issued an initial  100,000  shares  of restricted common stock concurrent with the initial $500,000 draw and will be issued another 400,000 restricted shares if and when another disbursement from the line of credit is available to the Company.

  Proxies:         As  part  of  the above referenced agreements, Mr.  Fugal,
                    Mr. Norton and Mr. Mitchell irrevocably appointed Richard Hannigan, president and a director of the Company, as proxy for their shares. This effectively gives Mr. Hannigan full power of substitution and authorizes him to represent the individuals and vote the shares on all matters pertaining to the operation of the Company, as such rights are defined in the operating documents of the Company, as now existing or may be amended, including, but not limited to the election of the Board of Directors of the Company at the annual meeting of stockholders. The appointment as proxy will terminate upon the sale of the shares by any of the individuals to a non-affiliate, non-insider or relative of the individuals which sale will not be consummated for the purpose of terminating the appointment.

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  Additional
  Collateral:      In  consideration for and as an inducement to Mr. Fugal in making the loan to the Company, three entities (TMGLJ, Inc., T & G Development, Ltd. and Was, Inc.) known by the Company agreed to transfer, convey and assign certain units of the Boston Capital Tax Credit Fund IV, L.P. - Series 28 in the amount of $494,000 to Mr. Fugal, to be held by him as collateral and security for the timely payment, performance and discharge by the Company of the initial $500,000 draw under the line of credit. None of the entities have been or will be compensated by the Company for their pledge.


Press Release

On November 19, 2002, the Company issued a press release disclosing the line of credit. A copy of the release is attached hereto as Exhibit 99.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
Not applicable.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR
Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE.
Not applicable.

EXHIBITS

Exhibit
Number                          Description
10.1      Loan and Security Agreement
10.2      Revolving Promissory Note
10.3      Pledge Agreement
10.4      Mitchell Finder Fee Agreement
10.5      Norton Finder Fee Agreement
10.6      Mitchell Proxy
10.7      Norton Proxy
10.8      Fugal Proxy
99        Press Release dated November 19, 2002

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 21, 2002


Voyager Entertainment International, Inc.



By: /s/ Richard Hannigan
       Richard Hannigan, President/Treasurer/Director



By: /s/ Myong Hannigan
       Myong Hannigan, Secretary